EXHIBIT 32

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Frank Sorrentino III and William S. Burns hereby jointly certify as follows:

They are the Chief Executive Officer and the Chief Financial Officer, respectively, of ConnectOne Bancorp, Inc. (the “Company”);

To the best of their knowledge, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 (the “Report”) complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

To the best of their knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Frank Sorrentino III
Frank Sorrentino III
Chairman and Chief Executive Officer

Date: May 12, 2014

By:	/s/ William S. Burns
WILLIAM S. BURNS
Executive Vice President and Chief Financial Officer

Date: May 12, 2014